                                                                   EXHIBIT 10.17


                           FIRST AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), is executed and delivered on August 5, 2004, to be effective as of April 1, 2004 (the "Effective Date"), by and between Lindows, Inc., a Delaware corporation (the "Company"), and Kevin Carmony, an individual resident of the State of California ("Employee").

                                    RECITALS

WHEREAS, the Company and Employee previously executed and delivered an Employment Agreement, dated as of April 1, 2004 (the "Original Agreement"); and

WHEREAS, the Company and Employee previously executed and delivered a First Amendment to Employment Agreement, dated as of June 9, 2004 (the "First Amendment"); and

WHEREAS, the Company and Employee now wish to enter into this Agreement in order to amend and restate the Original Agreement solely for the purposes of: (i) incorporating herein the terms and conditions set forth in the First Amendment; and (ii) modifying Employee's address set forth on the signature page hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and Employee's continued employment pursuant to the terms of this Agreement, the Company and Employee, intending to be legally bound, hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

(a) Position. Employee is employed by the Company to render services to the Company in the position of Chief Operating Officer (COO) and President. Employee shall report directly to Michael Robertson. Employee shall perform such duties and responsibilities as are normally related to such position, in accordance with industry standards, and any additional duties now or hereafter assigned to Employee by Michael Robertson. Employee shall abide by the Company's rules, regulations and practices, as adopted or modified from time to time in the Company's sole discretion. Without limiting the generality of the foregoing, for so long as Employee holds the position of COO and President, at the Company's request Employee shall execute all certifications (or back-up certifications) required to be executed by the Company's COO and President (or person performing similar functions) pursuant to the regulations adopted by the Securities and Exchange Commission under Section 302 of the Sarbanes-Oxley Act of 2002 ("SOX"), all certifications, back-up certifications or similar items required to be executed by the Company's COO and President (or equivalent thereof) pursuant to Section 404 of the SOX or the Company's independent auditors, and all certifications (or back-up certifications) required to be executed by the Company's COO and President (or equivalent thereof) pursuant to Section 906 of SOX.

(b) Other Activities. Except with the prior written consent of the Company, Employee shall not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary gain) that might interfere with Employee's duties and responsibilities hereunder or create a conflict of interest with the Company. Upon receipt of prior approval by the CEO, Employee may serve as a member of the board of directors of any company that does not compete directly with the Company; provided, however, that such restriction shall not apply to any of the three existing private company boards on which Employee serves at the time of the Effective Date. Notwithstanding the foregoing, Employee may also devote reasonable time and attention to civic, charitable or social organizations so long as such activities do not interfere with the performance of his duties to the Company.

(c) No Conflict. Employee represents and warrants that Employee's execution of this Agreement, Employee's employment with the Company and the performance of Employee's proposed duties under this Agreement shall not violate any obligations Employee may have to any prior employer, or any other person or entity, including, without limitation, any obligations with respect to proprietary or confidential information of any prior employer, or any other person or entity.

(d) Effectiveness of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, Sections 2(a), 2(b) and 3(c) of this Agreement shall not be of any legal force or effect whatsoever unless and until the IPO Closing (as defined below), at which time such sections shall become effective unless Employee has ceased to be employed by the Company prior to the date of the IPO Closing or this Agreement has otherwise been terminated prior to the date of the IPO Closing. If Employee is still employed by the Company upon the IPO Closing, then within five (5) days after the IPO Closing the Company shall pay to Employee an amount equal to: (a) the Base Salary (as defined in Section 2(a) below) pro rated for the period of time between the Effective Date and the IPO Closing; minus (b) the amount of any other salary that the Company paid to Employee for the period of time between the Effective Date and the IPO Closing. As used in this Agreement, the term "IPO Closing" means the closing of the Company's initial public offering under the Securities Act of 1933, as amended.

2.       COMPENSATION AND BENEFITS

(a) Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay to Employee a salary at the rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) per year, as adjusted as permitted in this subsection (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's standard bi-weekly payroll practices. The Base Salary will be reviewed and adjusted from time to time in accordance with the Company's procedures for adjusting salaries for senior executives.

(b) Bonus. Employee shall be eligible to receive an annual bonus of up to twenty-five percent (25%) of the Base Salary, subject to Employee's attainment of reasonable corporate goals and objectives to be established annually by the Company's CEO (or a compensation committee) with the assistance and agreement of Employee, such goals and objectives to be agreed upon as soon as practicable with respect to fiscal year 2004 and each fiscal year thereafter (the "Bonus").

(c)         Stock Options and Change of Control with Respect to Stock Options.

(i) Concurrently with the execution and delivery of the Original Agreement, the Company granted to Employee an option (the "Option") to purchase One Million (1,000,000) shares (pre IPO stock split) of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), effective as of the date such grant was approved by the Company's Board of Directors (the "Grant Date"), pursuant to the terms of the form stock option agreement under the Company's 2001 Stock Incentive Plan (the "Plan"). A copy of such form stock option agreement is attached hereto as Exhibit B and incorporated in whole by this reference (the "Option Agreement"). The exercise price per share of the Option was Two Dollars and Fifty Cents ($2.50), which is the fair market value per share of the Common Stock that the Board approved as of the Grant Date. The shares subject to the Option become vested and exercisable in equal amounts on a monthly basis over a four year period, commencing on the Effective Date. The Option shall be an Incentive Stock Option (as defined in the Plan) to the maximum extent permitted by law.

(ii) To the extent determined by the administrator(s) of the respective stock incentive plan(s) under which such options have been or will be granted, all non-vested options to purchase Common Stock granted to Employee will immediately become vested upon any Change in Control or Corporate Transaction that occurs during the term of Employee's employment with the Company. For these purposes, the terms "Change in Control" and "Corporate Transaction" shall have the meanings given to such terms in the respective stock incentive plan(s) under which such options have been or will be granted.

(d) Benefits. Effective as of the Effective Date, Employee shall be eligible to participate in any and all benefits made generally available by the Company to executive officers of the Company in accordance with the benefit plans established by the Company, as such plans may be amended from time to time in the Company's sole discretion. Without limiting the generality of the foregoing, effective as of the Effective Date, Employee, and to the extent applicable, Employee's covered dependants, shall be eligible to participate in the Company's 401(k) program and shall receive immediate enrollment for health benefits to the maximum extent possible under the Company's benefit plans.

(e) Vacation. Employee shall receive four (4) week of paid vacation time per calendar year, which amount shall increase in accordance with the Company's vacation policy for employees of the Company generally. Employee may take such accrued vacation at such times as are mutually convenient to Employee and the Company. In addition, Employee shall be entitled to all holidays provided under the Company's regular holiday schedule.

(f) Business Expenses. The Company will reimburse Employee for reasonable and necessary expenses appropriately incurred by Employee in performing his duties and obligations to the Company in accordance with, and subject to, such policies and procedures regarding executive officer expenses generally as the Company may from time to time have in effect.

3.       AT-WILL EMPLOYMENT

(a) At-Will Termination by Company. The employment of Employee shall be "at-will" at all times. The Company may terminate Employee's employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after the date of such termination, all obligations of the Company shall cease, except as set forth below in Section 3(c).

(b) At-Will Termination by Employee. Employee may terminate employment with the Company at any time for any reason or no reason at all, upon two weeks' advance written notice. During such notice period Employee shall continue to diligently perform all of Employee's duties hereunder. The Company shall have the option, in its sole discretion, to make Employee's termination effective at any time prior to the end of such notice period as long as the Company pays Employee all compensation (including all accrued Base Salary (as then in effect), Bonus or vacation and subject to payment of all reimbursable expenses) incurred to which Employee is entitled up through the last day of the two-week notice period. Any and all options to acquire shares of Common Stock that have vested under the Option (or any other option that Employee shall receive while employed by the Company hereunder) shall continue to belong to Employee, subject to the terms of exercise set forth in the related option agreements. Thereafter all obligations of the Company shall cease, except as set forth below in Section 3(c).

(c)         Termination by Company without Cause or by Employee for Good Reason.

(i) If the Company terminates Employee's employment other than for Cause (as defined below) or if Employee terminates his employment for Good Reason (as defined below) or if Employee shall die or become disabled as a direct result of business related activities within nine (9) months of the Effective Date, then (A) within five (5) business days of the date on which Employee's employment is terminated, the Company shall pay to Employee in one lump sum payment that aggregate amount of Base Salary and Bonus that the Company would have paid to Employee during the Severance Period if Employee had remained employed with the Company throughout the Severance Period, (B) during the Severance Period the Company shall continue to make available to Employee the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans, and (C) all non-vested options to purchase Company stock granted to Employee will immediately become vested. If the date of Employee's termination is on or before the first anniversary of the Effective Date, then for purposes of this Agreement the term "Severance Period" shall mean the period beginning on the date of Employee's termination and ending on the third anniversary of the Effective Date. If the date of Employee's termination is after the first anniversary of the Effective Date, then for purposes of this Agreement the term "Severance Period" shall mean the twenty-four
      (24)-month period immediately following the date of Employee's termination. This Section 3(c)(i) shall supercede any term to the contrary in all stock option agreements entered into between the Company and Employee, whether now existing or hereinafter executed, and Employee and the

      Company agree to execute and deliver any amendments to such agreements necessary to effectuate this Section 3(c)(i).

(ii) The Company's termination of Employee's employment shall be for "Cause" if Employee: (A) exhibits willful misconduct or dishonesty which materially and adversely effects the business reputation of Employee or the Company; (B) is convicted of a felony; (C) acts (or fails to act) in the performance of his duties to the Company in bad (good) faith and to the Company's detriment; (D) materially breaches this Agreement or any other agreement with the Company, which if curable, is not cured to the Company's reasonable satisfaction within thirty (30) days of written notice thereof; or (E) engages in misconduct that is demonstrably and materially injurious to the Company, including, without limitation, willful and material failure to perform his duties as an officer or employee of the Company or excessive absenteeism unrelated to illness or vacation which if curable, is not cured to the Company's reasonable satisfaction within thirty (30) days of written notice thereof.

(iii) For the purposes of this Agreement "Good Reason" means, the occurrence, without the express written consent of Employee, of any of the following events: (A) any reduction or diminution (except temporarily during any period of disability) in Employee's titles or positions assured in Section 1(a) under this Agreement, or any material diminution in Executive's authority, duties, responsibilities with the Company or change from reporting directly to Michael Robertson; (B) a breach by the Company of any material provision of this Agreement, including, but not limited to, any reduction (other than a reduction (not to exceed ten percent (10%)) that applies, in equal percentages, to all officers (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended) of the Company), in Employee's Base Salary or any material failure to timely pay any part of Employee's compensation (including, without limitation, Base Salary, and bonus) or to materially provide in the aggregate the level of benefits contemplated in this Agreement; (C) the failure of the Company to obtain and deliver to Employee a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement; or (D) the Employee is asked to do anything that would be considered illegal or unethical.

(iv) Employee's right to receive any payments or other benefits under this Section 3(c) is expressly conditioned upon: (A) Employee's execution of a general release of all claims as of the date of Employee's termination, in substantially the form attached to this Agreement as Exhibit A (the "General Release"); and (B) Employee's compliance with his obligations under this Agreement, and all other agreements between Employee and the Company.

(v) Employee's right to receive any payments or other benefits under this Section 3(c) upon his death or disability shall automatically terminate concurrently with the establishment of any death or disability insurance plan or benefit (other than any existing group life or disability insurance program) approved by the Company's Board of Directors for the benefit of Employee.

4.       TERMINATION OBLIGATIONS

(a) Return of Property. Employee agrees that all property (including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Employee incident to Employee's employment belongs to the Company and shall be promptly returned to the Company upon termination of Employee's employment.

(b) Cooperation. Following any termination of his employment, Employee shall perform any and all acts requested by the Company to ensure the orderly and efficient transition of Employee's duties. Such acts may include, but are not limited to: (i) participating in meetings or telephone conferences; (ii) reviewing, preparing or executing documents; and (iii) providing assistance in connection with any litigation, investigation or audit involving the Company, or any of its affiliates, directors, officers, employees, agents, attorneys, representatives, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations.

5.       NON-DISCLOSURE OF THIRD-PARTY INFORMATION

Employee represents and warrants and covenants that Employee shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Employee acknowledges and agrees that any violation of this provision shall be grounds for Employee's immediate termination and could subject Employee to substantial civil liabilities and criminal penalties. Employee further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Employee to disclose or use any such third-party proprietary information or trade secrets.

6.       NONINTERFERENCE; NONSOLICITATION

Employee acknowledges and agrees that the Company's relationships with its employees, consultants, customers, vendors and service providers are valuable business assets. Accordingly, Employee agrees that, during his employment with the Company and during the Severance Period after the date of any termination of such employment, he will not (for himself or for any third party) divert or attempt to divert from the Company any business, employee, consultant, customer, vendor or service provider, through solicitation or otherwise, or otherwise interfere with the Company's business or the Company's relationships with its employees, consultants, customers, vendors and service providers.

7.       AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Employee and by a duly authorized officer of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

8.       ASSIGNMENT; BINDING EFFECT

(a) Assignment. The performance of Employee is personal hereunder, and Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

(b) Binding Effect. Subject to the foregoing restriction on assignment by Employee, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, legal representatives, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Employee.

9.       NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below on the signature page of this Agreement. The date of notice shall be deemed to be the earlier of
(i) actual receipt of notice by any permitted means, or (ii) five (5) business days following dispatch by overnight delivery service or the United States mail. Employee shall be obligated to notify the Company in writing of any change in Employee's address. Notice of change of address shall be effective only when provided in accordance with this Section 9.

10.      SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

11.      TAXES

All amounts paid under this Agreement (including, without limitation, the Base Salary) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

12.      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles.

13.      INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

14.      ATTORNEY'S FEES

If any action at law or in equity is necessary to enforce or interpret the terms of this letter agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

15.      OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

The parties agree that any and all of the Company's or Employee's obligations under this Agreement shall survive the termination of this Agreement.

16.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17.      AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18.      ENTIRE AGREEMENT

This Agreement, and the exhibits attached hereto, are intended to be the final, complete and exclusive statement of the terms of Employee's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. Notwithstanding the foregoing, this Agreement shall not supersede or otherwise affect any agreements previously or concurrently executed by Employee relating to the Company's proprietary information or intellectual property rights, or relating to Employee's non-interference or non-solicitation obligations relative to the Company's business or employees. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Employee's duties, position or compensation shall not affect the validity or scope of this Agreement.

19.      EMPLOYEE ACKNOWLEDGEMENT

Employee acknowledges that Employee has had the opportunity to consult legal counsel concerning this Agreement, that Employee has read and understands this Agreement, that Employee is fully aware of its legal effect and that Employee has entered into this Agreement freely based on Employee's own judgment and not on any representations or promises other than those contained in this Agreement.

                [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT FOLLOWS]

         IN WITNESS WHEREOF, the parties hereby execute this First Amended and Restated Employment Agreement as of the Effective Date.

LINDOWS, INC.                                     EMPLOYEE:



By: /s/ Michael Robertson                        /s/ Kevin Carmony
   ----------------------------                  ----------------------
Name:    Michael Robertson                        Kevin Carmony
Title:   CEO                                      COO and President


                                                 Address for notices:
Address for notices:

9333 Genesee Ave., Suite 300                     c/o Lindows, Inc.
San Diego, CA 92121                              9333 Genesee Ave., Suite 300
Attention:  Michael Robertson                    San Diego, CA 92121


                           [COUNTERPART SIGNATURE PAGE
               TO FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT]

                                    EXHIBIT A

                        FORM OF GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (this "Release") is executed and delivered as of _____________, ____, by and between ______________, a Delaware corporation (the "Company"), and the individual named on the signature page hereof (the "Releasor"). Each of the Company and the Releasor is referred to herein as a "Party," and, collectively, as the "Parties."

                                    RECITALS

      WHEREAS, the Company and the Releasor previously executed and delivered a First Amended and Restated Employment Agreement (the "Employment Agreement");

      WHEREAS, pursuant to terms and conditions of the Employment Agreement, the Releasor is entitled to certain severance payments in specific circumstances, subject to, among other things, Releasor's execution and delivery of this Release; and

      WHEREAS, by execution hereof, the Releasor acknowledges and agrees that:
(i) this Release is a compromise of doubtful and disputed claims, if any, which remain untested; (ii) there has not been a trial or adjudication of any issue of law or fact herein; (iii) the terms and conditions of this Release are in no way to be construed as an admission of liability on the part of the Company; and
(iv) the Company denies any liability and intends merely to avoid litigation with this Release;

      NOW, THEREFORE, in consideration of the foregoing recitals, and the representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

      1. Release of the Company by the Releasor.

      (a) The Releasor does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and its affiliates, directors, officers, employees, agents, attorneys, representatives, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all loss, liability, claims, costs (including, without limitation, attorneys' fees), demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them and arising on or prior to the date of this Release, including, but not limited to, the Releasor's employment with the Company, the termination of said employment and claims of emotional or physical distress related to such employment or termination, excepting only Releasor's rights (1) as a participant under various Company benefit and stock plans and programs; (2) to enforce obligations under his Employment Agreement and this Release; and (3) for defense and indemnification in the event of any claims for which such defense or indemnification would be appropriate under Cal. Labor Code sec. 2802, the California Corporations Code, or any Company bylaw or policy relating to indemnification. This Release specifically applies to any claims for age discrimination in employment, including, without limitation, any claims arising under the Age Discrimination In Employment Act or any other statutes or laws that govern discrimination in employment.

      (b) The Releasor irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to any of the matters released above, it being an intention of the Parties that with the execution by the Releasor of this Release, the Company, its officers, directors, employees, agents, attorneys, representatives, successors and/or assigns, and any related holding, parent and subsidiary corporations, will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of the Releasor related in any way to the matters released above.

      (c) The Releasor does expressly waive all of the benefits and rights granted to him pursuant to any applicable law or regulation to the effect that:

            A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      (d) The Releasor does certify that he has read all of this Release, and that he fully understands all of the same. The Releasor hereby expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now known; provided that this Release shall not apply to Releasor's right to receive any severance payments or benefits during the Severance Period as defined in the Employment Agreement referred to herein..

      (e) The Releasor further declares and represents that no promise, inducement or agreement not herein expressed has been made to him and that this Release contains the full and entire agreement between the Parties relating to the Releasor's release of claims, and that the terms of this Release are contractual and not a mere recital.

      2. Review and Revocation Periods. The Releasor represents, acknowledges and agrees that: (i) the Company has advised him, in writing, to discuss this Release with an attorney, and that to the extent, if any, that the Releasor has desired, the Releasor has done so; (ii) the Company has given the Releasor twenty-one (21) days to review and consider this Release before signing it, and the Releasor understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing; (iii) that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Release; (iv) that he has read this Release in its entirety, and fully understands and is aware of its meaning, intent, contents and legal effect; and (v) he is executing this Release voluntarily, and free of any duress or coercion. The Parties acknowledge that for a period of seven (7) days following the execution of this Release, the Releasor may revoke this Release, and this Release shall not become effective or enforceable until the revocation period has expired. This Release shall become effective eight (8) days after it is signed by the Parties, and in the event the Parties do not sign on the same date, then this Release shall become effective eight (8) days after the date it is signed by the Releasor.

      3. Full and Complete Defense. This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by the Releasor against the Company.

      4. Tax Indemnification. As part of this Release, the Releasor agrees to indemnify, hold harmless, and, at the Company's request, defend the Company and its affiliates, directors, officers, employees, agents, attorneys, representatives, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from and against any and all loss, liability, claims, costs (including, without limitation, attorneys' fees), demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly or in any way connected with any federal or state income or other taxes payable or claimed to be payable as a result of any consideration that the Company pays to the Releasor pursuant to this Release or the Employment Agreement.

      5. Amendments, etc. This Release may not be amended or waived except by a writing signed by the Releasor and by a duly authorized officer of the Company. Failure to exercise any right under this Release shall not constitute a waiver of such right. Any waiver of any breach of this Release shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a Party herein shall be cumulative and in addition to all other rights and remedies of the Party hereunder or under applicable law.

      6. Assignment; Binding Effect. The Releasor agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Release. This Release may be assigned or transferred by the Company; and nothing in this Release shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

      7. Severability. If any provision of this Release shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Release shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

      8. Governing Law. This Release shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles.

      9. Interpretation. This Release shall be construed as a whole, according to its fair meaning, and not in favor of or against any Party. Sections and section headings contained in this Release are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Release. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

      10. Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original of this Release, but all of which together shall constitute one and the same instrument.

      11. Authority. Each Party represents and warrants that such Party has the right, power and authority to enter into and execute this Release and to perform and discharge all of the obligations hereunder; and that this Release constitutes the valid and legally binding agreement and obligation of such Party and is enforceable in accordance with its terms.

      12. Entire Agreement. This Release is intended to be the final, complete and exclusive statement of the terms set forth herein and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.

      13. Opportunity to Consult Legal Counsel. The Releasor acknowledges that he has had the opportunity to consult legal counsel concerning this Release, that he has read and understands this Release, that he is fully aware of its legal effect and that he has entered into this Release freely based on his own judgment and not on any representations or promises other than those contained in this Release.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereby execute this Release as of the date first above written.

____________________,                                      RELEASOR:



By:
     ---------------------------------                     ---------------------
Name:                                                         Signature
Title:

                                                           ---------------------
                                                             Print Name

                  [SIGNATURE PAGE TO GENERAL RELEASE OF CLAIMS]

                                    EXHIBIT B

                                OPTION AGREEMENT

See attached.


                                       B-1